EXHIBIT 107
Calculation of Filing Fee Table
S-8
(Form Type)
Granite Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Units	Other(2)	100,000(3)	US$56.39	US$5,639,000	.00015310	US$863.33

Total Offering Amounts					US$ 5,639,000		US$ 863.33

Total Fee Offsets							US$ 695.82

Net Fee Due							US$ 167.51

(1)	Represents units of Granite Real Estate Investment Trust issuable upon settlement of (i) restricted units and performance units under the Granite Real Estate Investment Trust Executive Deferred Unit Plan and (ii) deferred share units under the Granite REIT Inc.
Non-Employee
Directors’ Deferred Share Unit Plan.
(2)	Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Units reported on the New
York
Stock Exchange on October 8, 2024, which was US$56.39 per security.
(3)	Pursuant to Rule 416
promulgated
under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional Units that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of Units.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(1)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims(1)	Granite Real Estate Investment Trust	S-8	333-275422	November 9, 2023		US$695.82	Equity	Stapled Units, each consisting of one unit of Granite Real Estate Investment Trust and one common share of Granite REIT Inc.	97,401	US$4,714,208.4

Fee Offset Sources(1)	Granite Real Estate Investment Trust	S-8	333-275422		November 9, 2023						US$714.38

(1)	Pursuant to Rule 457(p) under the Securities Act, the
Registrant
offsets the registration fee required in connection with this Registration Statement by US$695.82, which represents a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to unsold securities registered pursuant to its Registration Statement on Form
S-8
(Registration
No. 333-275422)
(the “2023 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2023 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form
S-8
Registration Statement filed with the Commission on October 7, 2024. The Registrant has terminated or completed any offering that included the unsold securities offered under the 2023 Registration Statement and has deregistered all such unsold securities by filing a Post-Effective Amendment to the 2023 Registration Statement on Form
S-8.